UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2018

The Carlyle Group L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-35538	45-2832612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Pennsylvania Avenue, NW Washington, D.C.	20004-2505
(Address of principal executive offices)	(Zip Code)

(202) 729-5626

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Senior Notes Offering

On September 7, 2018, The Carlyle Group L.P. (“Carlyle”) issued a press release announcing the intention of Carlyle Finance L.L.C. (the “Issuer”), an indirect subsidiary of Carlyle, to offer senior notes guaranteed by Carlyle, Carlyle Holdings I L.P., Carlyle Holdings II L.P. and Carlyle Holdings III L.P.

A copy of the press release is attached hereto as Exhibit 99.1.

Tender Offer

On September 7, 2018, Carlyle issued a press release announcing that Carlyle Holdings Finance L.L.C., an indirect subsidiary of Carlyle, has commenced a tender offer to purchase for cash up to $250 million in aggregate principal amount of its 3.875% Senior Notes due 2023.

A copy of the press release, which summarizes the basic terms of Carlyle Holdings Finance L.L.C.’s offer to purchase, is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press release of Carlyle, dated September 7, 2018, relating to the senior notes offering.

Exhibit 99.2	Press release of Carlyle, dated September 7, 2018, relating to the tender offer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2018

The Carlyle Group L.P.

By:	Carlyle Group Management L.L.C., its general partner

By:	/s/ Curtis L. Buser
Name:	Curtis L. Buser
Title:	Chief Financial Officer